Gulf Resources, Inc.	CCG Investor Relations Inc.
Helen Xu	David Rudnick, Account Manager
Email: beishengrong@vip.163.com	Phone: +1-646-626-4172
Web: http://www.gulfresourcesinc.cn	Email: david.rudnick@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com

Gulf Resources Reports Fourth Quarter and Fiscal Year 2011 Financial Results

Shandong Province, China, March 15, 2012 - Gulf Resources, Inc. (NASDAQ: GURE) (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011.

Fourth Quarter 2011 Highlights

•	Revenue was $30.5 million, a year-over-year decrease of 17.8%
•	Gross profit was $10.4 million, a year-over-year decrease of 46.8%
•	Gross margin decreased to 34.1% from 52.7% for the fourth quarter of 2010
•	Income from operations was $1.9 million as compared to $16.2 million in the fourth quarter of 2010
•	Operating margin was 6.2% compared to 43.7% for the fourth quarter of 2010
•	Net income was $1.0 million or $0.03 per basic and diluted share, versus $12 million, or $0.35 per basic and diluted share a year ago
•	Cash totaled $78.6 million as of December 31, 2011

Fiscal Year 2011 Highlights

•	Revenue was $165.0 million, a year-over-year increase of 4.2%
•	Gross profit was $75.4 million, a decrease of 3.4%
•	Gross margin was 45.7%, compared to 49.3% in 2010
•	Net income was $31.0 million, or $0.89 per basic and diluted share, a year-over-year decrease of 39.6% from $51.3 million, or $1.48 per basic and diluted share

 “For the year 2011, our top-line revenue remained stable as our business segments adapted to a challenging market environment for our products.  During the year, we engaged in substantial exploration and acquisition-seeking activities that we believe will lead to sustainable growth opportunities.  However, the continuing influence of macroeconomic tightening policies in China resulted in weakened market demand for a number of our products in the fourth quarter of the year.  The quarter’s operating environment was especially difficult compared to the same period in 2010 as the average selling prices of both bromine and crude salt decreased.  Despite slowing economic growth in the domestic market, we now expect the prices for bromine and crude salt to stay relatively stable with only minor volatility throughout the year in 2012,” said Xiaobin Liu, Chief Executive Officer of Gulf Resources.

Fourth Quarter 2011 Results

Gulf Resources’ revenue was $30.5 million for the fourth quarter of 2011, a decrease of 17.8% from $37.1 million for the fourth quarter of 2010. The decrease in net revenue was primarily attributable to the decline in selling price in the segments of bromine and crude salt. Revenue from the bromine and crude salt segments was $19.6 million and $2.4 million, respectively, representing a total of 72.1% of sales revenue for the fourth quarter of 2011.

Revenue from the chemical products segment was $8.5 million, or 27.9% of total revenue, for the fourth quarter of 2011, a decrease of 19.8% from $10.6 million in the corresponding period in 2010. The decrease in revenue from this product segment was mainly due to a drop in sales volume for oil and gas exploration additives and paper manufacturing additives, which offset the incremental benefit arising from the increase in chemical product prices and a higher sales volume for pesticides manufacturing additives compared to the same quarter last year.

Gross profit for the fourth quarter of 2011 was $10.4 million, a decrease of 46.9% from $19.6 million from the fourth quarter of 2010, and gross profit margin for the three months ended December 31, 2011 was 34.1%, compared to 52.8% for the corresponding period last year. The decrease in gross margin was mainly due to the decrease in selling prices in bromine and crude salts segments which began following the second quarter of this year.

Sales, marketing and other operating expenses for the fourth quarter of 2011 were $19,075 compared with $21,190 for the corresponding quarter last year. The decrease in these costs in the fourth quarter of 2011 was mainly due to the decrease in sales that caused reduced sales-related expenses.

General and administrative expenses for the fourth quarter of 2011 were $6.4 million, compared to $2.9 million for the fourth quarter of 2010. The increase was mainly due to rising labor costs in the form of higher salaries and better benefits for the workers. Additionally, the Company incurred expenses to seek cooperation opportunities for potential projects.

Research and development expenses were $51,421 for the fourth quarter of 2011 compared with $587,429 for the corresponding period last year. The reduced research and development expense in the quarter was mainly due to the conclusion of the research and development cooperation agreement with East China University of Science and Technology and the cessation of research for the new production line of wastewater treatment additives.

Income from operations for the fourth quarter of 2011 was $1.9 million, compared to $16.2 million for the corresponding quarter of 2010. The operating margin was 6.2% for the fourth quarter of 2011, compared to 43.7% for the fourth quarter of 2010.

For the fourth quarter of 2011, the Company incurred other income of $18,707 compared to $61,888 for the corresponding quarter last year mainly due to an increase in interest expense related to the capital lease of a manufacturing facility.

Income taxes were $0.9 million for the fourth quarter of 2011, a decrease of 78.1% from $4.3 million for the fourth quarter of 2010. The Company's effective tax rate was 30% compared to 26% in the year ago period.

Net income was $1.0 million for the fourth quarter of 2011, a decrease of 91.7% from $12.0 million for the fourth quarter of 2010. Besides the decline in product sales prices that accounts for the decrease in net income and certain expenses items, the unrealized exchange loss in relation to the translation difference of inter-company balances in USD and RMB and the increased recognition of stock option expenses due to higher a recognition requirement imposed by our recently appointed audit firm also had an one-time negative effect on our performance in the fourth quarter of 2011. Basic and diluted earnings per share in fourth quarter of 2011 were $0.03 per basic and diluted share compared to $0.35 per basic and diluted share in the fourth quarter of 2010. Weighted average number of diluted shares for the three months ended December 31, 2011 was 34,673,615 compared with 34,675,329 for the three months ended December 31, 2010.

Fiscal Year 2011 Financial Results

Revenue for fiscal year 2011 was $165.0 million, an increase of 4.2% from $158.3 million for fiscal year 2010. The increase in revenue was primarily attributable to the growth in both the bromine and crude salt segments due to higher average selling prices in 2011 on an annual basis. Gross profit was $75.4 million, a decrease of 3.4% from $78.1 million for fiscal year 2010. Gross margin for fiscal 2011 was 45.7%, compared to 49.3% for fiscal year 2010. Operating income was $44.3 million, a decrease of 35.9% from $69.1 million for fiscal year 2010. Net income was $31.0 million, or $0.89 per basic and diluted share, a decrease of 39.6% from $51.3 million, or $1.48 per basic and diluted share, for fiscal year 2010.

Financial Condition

As of December 31, 2011, Gulf Resources had cash of $78.6 million, current liabilities of $12.2 million, and shareholders' equity of $243.1 million. At fiscal year end, the Company had working capital of $93.3 million and a current ratio of 8.7. For the twelve months ended December 31, 2011, the Company generated $59.0 million in cash flow from operations, primarily attributable to net income, and used $52.0 million in investing activities, mainly due to purchases of property, plant and equipment.

Non-GAAP Financial Measures

To supplement the Company's condensed consolidated financial statements for the three and fiscal year ended December 31, 2011 and December 31, 2010 presented on a GAAP basis, the Company provided adjusted financial information in this release that excludes the impact of non-cash expenses related to cancellation of all non-vested stock options, options granted to employees and a warrant issued to its investor relations firm resulting from the service agreement and non-cash expenses related to write/off impairment on property. The Company's management believes that these adjusted measures, adjusted net income and adjusted diluted earnings per share provide investors with a better understanding of how the results relate to the Company's current and historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies. Management believes that these adjusted financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes that these adjusted measures reflect the essential operating activities of the Company. Adjusted measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the adjusted financial measure. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of each adjusted measure to the nearest GAAP measure follows:

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2011	2010	2011	2010
Net Income	980,160	11,999,637	29,972,600	39,283,683
Write-off / Impairment Charge	-	-	7,570,566	-
Stock Compensation Expense	14,400	93,462	7,481,400	1,282,428
Adjusted Net Income	994,560	12,093,099	45,024,566	40,566,111

Earnings Per Share – Diluted	0.03	0.35	0.89	1.48
Write-off / Impairment Charge - Per Diluted Share	-	-	0.22	-
Stock Compensation Expense - Per Diluted Share	0.00	0.00	0.22	0.04
Adjusted Earnings Per Share – Diluted	0.03	0.35	1.32	1.52

Subsequent Events

•
In February 2012, the Company issued a press release regarding recent market speculation as to the Company's plans with respect to a potential third-party investment in the Company or a privatization transaction.

•
In January 2012, after testing done by a third-party independent testing expert, Centre Testing International Corporation, the Company discovered underground brine water resources and provided preliminary concentration results after initiation of a non-binding Letter of Intent with the municipal government of Daying County in Sichuan Province in China on June 7, 2011.  According to the testing report, the bromine concentration in the underground brine water resources is 1.53 grams per liter, which is approximately six to seven times higher than the average bromine concentration from its brine water resources at the Company's bromine factories in Shouguang City, Shandong Province

•
In January 2012, the Company launched its new website domain to http://www.gulfresourcesinc.com where the Company will continue to provide communications with investors and disseminate key information.

Business Outlook

“With the completion of equipment upgrades and improvements carried out in 2011, we expect that the problem of aging equipment will be solved and that this will facilitate enhanced bromine extraction from brine water with lowered concentrations in the Shandong area,” said CEO Mr. Xiaobin Liu. “Factory No. 4 completed its relocation by the end of 2011 and began production in late November. We anticipate our bromine production capacity to gradually recover to the same levels of a year ago.  We will also focus on exploring quality underground brine resources and to form cooperation opportunities in Daying County in Sichuan Province.”

Management is currently reviewing full year production targets and bromine price trends in 2012 and will provide 2012 full year guidance before the 2012 first quarter earnings conference call.

Conference Call

Gulf Resources’ management will host a conference call on Friday, March 16, 2012 at 8:00 AM Eastern Time to discuss its financial results for the fourth quarter and fiscal year 2011 ended December 31, 2011.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources. The Company’s management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706) 643-2574. The conference participant pass code is 62452369.

A replay of the conference call will be available for 14 days starting from 11:00 AM ET on Friday, March 16, 2012. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The pass code is 62452369.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.com/events.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information, visit www.gulfresourcesinc.cn.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- Financial tables to follow-

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	As of December 31,
	2011		2010
Current Assets
Cash		$78,576,060	$68,494,480
Accounts receivable		21,919,828	21,542,229
Inventories		4,437,972	2,679,899
Prepayments and deposits		307,600	939,940
Prepaid land leases		46,582	42,761
Deferred tax assets		228,702	99,694
Total Current Assets		105,516,744	93,799,003
Non-Current Assets
Property, plant and equipment, net		147,200,740	112,178,999
Property, plant and equipment under capital leases, net		2,336,920	-
Prepaid land leases, net of current portion		763,814	743,022
Deferred tax assets		2,509,481	-
Total non-current assets		152,810,955	112,922,021
Total Assets		$258,327,699	$206,721,024

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses		$7,373,643	$6,419,735
Retention payable		556,450	453,000
Capital lease obligation, current portion		189,742	-
Taxes payable		4,058,550	7,163,095
Total Current Liabilities		12,178,385	14,035,830
Non-Current Liabilities
Capital lease obligation, net of current portion		3,036,558	-
Total Liabilities		$15,214,943	$14,035,830

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$		$-
COMMON STOCK; $0.0005 par value; 100,000,000 shares authorized; 34,745,342 and 34,735,912 shares issued; and 34,560,743 and 34,735,912 shares outstanding as of December 31, 2011 and 2010, respectively		17,373	17,368
Treasury stock; 184,599 shares as of December 31, 2011 at cost		(500,000)	-
Additional paid-in capital		74,107,979	66,626,584
Retained earnings unappropriated		133,314,581	106,500,085
Retained earnings appropriated		14,409,557	10,271,293
Cumulative translation adjustment		21,763,266	9,269,864
Total Stockholders’ Equity		243,112,756	192,685,194
Total Liabilities and Stockholders’ Equity		$258,327,699	$206,721,024

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)

	2011 Q4	2010 Q4
	Consolidated	Consolidated
	USD	USD

Net revenue	30,539,134	37,131,502

Cost of net revenue	20,128,181	17,545,585

Gross profit	10,410,953	19,585,917

Sales, marketing and other operating expenses	19,075	21,190

Research and development cost	51,421	587,429

Exploration costs	2,119,757	-
Write-off / Impairment on property, plant and equipment

General and administrative expenses	6,359,242	2,879,576
Other operating income	37,853	135,162
	28,639,823	20,898,618

INCOME FROM OPERATIONS	1,899,311	16,232,884

OTHER INCOME (EXPENSE)
Interest expense	52,491	432
Interest income	71,198	62,321
	18,707	61,889
INCOME BEFORE TAXES	1,918,018	16,294,773

INCOME TAXES	937,858	4,295,136
NET INCOME	980,160	11,999,637

COMPREHENSIVE INCOME:
NET INCOME	980,160	11,999,637
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	3,486,957	1,628,821

COMPREHENSIVE INCOME	4,467,117	13,628,458

EARNINGS PER SHARE:
BASIC	0.03	0.34
DILUTED	0.03	0.35

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)

Years Ended December 31,
2011	2010	2009
NET REVENUE
Net revenue	$164,980,453	$158,335,023	$110,276,908

OPERATING EXPENSES / INCOME
Cost of net revenue	(89,538,212)	(80,254,759)	(62,697,871)
Sales, marketing and other operating expenses	(86,936)	(136,364)	(21,712)
Research and development cost	(398,842)	(2,200,291)	(500,406)
Exploration costs	(7,034,153)	-	-
Write-off / Impairment on property, plant and equipment	(7,570,566)	-	-
General and administrative expenses	(17,874,296)	(6,871,091)	(5,344,833)
Other operating income	1,821,010	223,715	-	-
(120,681,995)	(89,238,790)	(68,564,822)

INCOME FROM OPERATIONS	44,298,458	69,096,233	41,712,086

OTHER INCOME (EXPENSES)
Interest expense	(212,441)	(1,052)	(17,078)
Interest income	269,614	242,988	80,805
57,173	241,936	63,727
INCOME BEFORE TAXES	44,355,631	69,338,169	41,775,813

INCOME TAXES	(13,402,871)	(18,054,849)	(11,184,398)

NET INCOME	$30,952,760	$51,283,320	$30,591,415

COMPREHENSIVE INCOME:
NET INCOME	30,952,760	51,283,320	30,591,415
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	12,493,402	5,110,249	(183,595)

COMPREHENSIVE INCOME	$43,446,162	$56,393,569	$30,407,820

EARNINGS PER SHARE
BASIC	$0.89	$1.48	$1.00
DILUTED	$0.89	$1.48	$1.00

WEIGHTED AVERAGE NUMBER OF SHARES
BASIC	34,660,866	34,614,667	30,698,824
DILUTED	34,673,615	34,675,329	30,701,697

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,952,760	$51,283,320	$30,591,415
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	210,347	-	-
Amortization of prepaid land leases	424,467	104,940	57,985
Depreciation and amortization	17,697,439	11,097,149	7,199,658
Allowance/(Reversal of allowance) for obsolete and slow-moving inventories	8,178	1,915	(9,182)
Write-off / Impairment loss on property, plant and equipment	7,570,566	-	-
Compensation income from local government for demolition of factory	(1,340,026)	-	-
Exchange loss on inter-company balances	1,398,574	-	-
Loss from disposal of property, plant and equipment	-	1,289,407	528,749
Deferred tax asset	(2,569,647)	(11,272)	(82,166)
Stock-based compensation expense	7,481,400	1,282,428	2,022,240
Changes in assets and liabilities:
Accounts receivable	995,713	(6,016,376)	(3,283,341)
Inventories	(1,621,118)	(1,970,745)	(222,749)
Prepayment and deposits	648,734	(685,266)	(3,920)
Other receivables	-	2,307	353
Accounts payable and accrued expenses	551,636	429,441	1,075,519
Retention payable	98,174	(221,805)	659,745
Due to related parties	-	(1,190)	1,190
Taxes payable	(3,459,768)	1,415,198	1,284,882
Net cash provided by operating activities	59,047,429	57,999,451	39,820,378

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	(406,380)	(100,315)	(72,411)
Compensation received for demolition of factory	1,340,026	-	-
Proceeds from sales of property, plant and equipment	-	479,260	704,767
Purchase of property, plant and equipment	(52,907,374)	(39,463,457)	(38,876,657)
Net cash used in investing activities	(51,973,728)	(39,084,512)	(38,244,301)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	-	-	(1,650,000)
Repayment of stockholder’s notes payable	-	-	(50,000)
Repurchase of common stock	(500,000)	-	-
Repayment of capital lease obligation	(288,739)	-	-
Proceeds from private placement	-	2,192,919	21,307,142
Proceeds from exercising stock options	-	18,000	-
Repayment of loan payable		-	(4,031,775)
Advances (to)/from related parties	-	-	(852,067)
Repayment to related parties	-	-	(1,649,837)
Net cash (used in)/provided by financing activities	(788,739)	2,210,919	13,073,463

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,796,618	1,831,887	9,151
NET INCREASE IN CASH AND CASH EQUIVALENTS	10,081,580	22,957,745	14,658,691
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	68,494,480	45,536,735	30,878,044
CASH AND CASH EQUIVALENTS - END OF YEAR	$78,576,060	$68,494,480	$45,536,735

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2011	2010	2009
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	$18,794,465	$16,917,029	$10,514,697

Interest paid	$-	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Inception capital lease obligation for acquiring property, plant and equipment	$3,127,913	$-	$-

Issuance of common stock for exercising stock options	$5	$48	$-

Issuance of common stock for exercising warrants	$-	$8	$-

Issuance of common stock for settlement of stockholder’s notes payable	$-	$-	$21,287,493

Issuance of common stock for acquiring property, plant and equipment	$-	$608,227	$6,028,588

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